                                                                     EXHIBIT 3.9



                          CERTIFICATE OF INCORPORATION
                                       of
                              BEAVER COAL COMPANY.

     We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10, 1899) and the Acts amendatory thereof and supplemental thereto, do hereby certify as follows:

     1.   The name of the corporation is Beaver Coal Company.

     2. The principal office of the corporation in the State of Delaware is to be located in the City of Wilmington, County of Newcastle, State of Delaware. The name of its resident agent is Delaware Charter Guarantee and Trust Company, at No. 344 du Pont Building, 7 West Tenth Street.

     3. The business, objects and purposes proposed to be transacted, promoted and carried on by the said corporation, are to do any or all of the acts and things herein set forth, to the same extent as natural persons might or could to, viz.:

          (a) To purchase, take on lease, or otherwise acquire, any mines, mining rights and metalliferous land in any State or Territory of the United States, or elsewhere, and any interest therein, and to explore, work, exercise, develop and turn to account the same.

          (b) To crush, win, get, quarry, smelt, calcine, refine, dress, amalgamate, manipulate and prepare for market, ore, metal, clay, coal and mineral substances of all kinds, and to carry on any other metallurgical operations which may seem conducive to any of the Company's objects.

          (c) To buy, sell, manufacture and deal in coal, minerals plant, machinery, implements, conveniences, provisions, and things capable of being used in connection with mining or metallurgical operations, or required by workmen and others employed by the Company.

     (d) To construct, carry out, maintain, improve, manage, work, control and superintend any roads, ways, tramways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, saw-mills, crushing works, hydraulic works, electrical works, factories, warehouses, and other works and conveniences which may seem directly or indirectly conducive to any of the objects of the company, and to contribute to, subsidize, or otherwise rid or take part in any such operations. (Said railways to be without the State of Delaware).

     (e) To manufacture, purchase or otherwise acquire, to hold, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, deal in or deal with goods, wares, merchandise and personal property of every class or description, to acquire by purchase, lease or otherwise, hold, own, mortgage, pledge, sell, lease, transfer or otherwise dispose of real property of every class and description within the State of Delaware or elsewhere in the United States, or any other country.

     (f) To acquire the good will, rights and property and undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stocks, bonds of this corporation, or otherwise.

     (g) To enter into, make, perform and carry out contracts of every kind without limit or to amount, with any person, firm, association or corporation.

     (h) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments.

     (i) To make and execute a corporate mortgage or mortgages upon any part or upon all the property, real, personal and mixed, rights, credits and franchises of said corporation, including its franchise to be a corporation, and to make and issue corporate bonds accompanying the said mortgage and secured thereby, in such manner, for such sums, and payable and redeemable at such time as said corporation may determine.

     (j) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of indebtedness created by any country, state or political subdivision thereof, or by any other corporation or corporations of the State of Delaware, or of any other State, Country, Nation or Government, and while owner of said stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to guarantee, purchase, own, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of its own bonds, debentures, securities and evidences of indebtedness.

     (k) To acquire, own, sell or dispose of those in action.

     (l) To carry on all or any of its operations and business without restriction or limits as to amount, and in any State or Territory of the United States, or in any other country.

     (m) To do generally any act or thing which may be calculated to advance the interests of the company.

     (n) To have one or more offices without the State of Delaware, and also to have one or more offices within the State of Delaware, as the Company may from time to time determine.

         The foregoing clauses shall be construed both as objects and powers, it being expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

     IN GENERAL, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinabove referred to.

     4. The amount of the total authorized capital stock of the corporation is Two hundred Thousand Dollars ($200,000.00), divided into two thousand (2,000) shares of the par value of One Hundred Dollars ($100.00) each, 11 of which is to be common stock. The amount of capital stock with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     5. The name and place of residence of each of the original subscribers to the capital stock, and the number of shares subscribed for by each, are as follows:

                                                                  Number of
Name.                          Residence.                           Shares
F. D. Buck                    Wilmington, Delaware.                   4
Geo. W. Dillman               Wilmington, Delaware.                   3
M. L. Horty                   Wilmington, Delaware.                   3

     6.  The corporation is to have perpetual existence.

     7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     8. The affairs of the corporation are to be conducted by a board of directors, which shall be of such number and shall be elected at such time and for such term as the By-laws of the Company shall prescribe.

     9. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors shall have power to make, alter and rescind the By-laws of the corporation, to fix the amount to be reserved as working capital, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     With the comment in writing, and pursuant to the vote of the holders of eighty-five per cent of the stock of the Company issued and outstanding, the directors shall have power and authority to sell, assign, transfer or otherwise dispose of the whole property of the corporation.

     The directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right of inspecting any account or book or document of the corporation, except as conferred by statute or authorized by the directors, or by a resolution of the stockholders.

     The Board of Directors, in addition to the powers and authority by statute and by the By-laws expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, but subject, nevertheless, to the provisions of the statute, of the charter, and to any regulations that may from time to time be made by the stockholders, provided that no regulation so made shall invalidate any provision of this charter or any prior acts of the directors which would have been valid if such regulation had not been made.

     The corporation may in its By-laws confer powers additional to the foregoing upon the directors, or may restrict and regulate such powers, and may prescribe the number necessary to constitute a quorum of the board of directors
- which number may be less than a majority of the whole number.

     Neither the directors nor the President nor the Vice-President shall be subject to removal during their respective terms of office except for cause; nor shall their terms of office be diminished during their tenure.

     Both stockholders and directors shall have power to hold actings either within or without the State of Delaware and to keep the books of the corporation (subject to the provisions of the statute) outside of the State of Delaware, at such places as may be from time to time designated by them.

     10. The corporation reserves the right to amend, alter or change any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all the rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS THEREOF we have hereunto set our hands and seals this SIXTH day of March, 1916.

                                                      /s/ F. D. Buck
                                                      --------------------------
In the presence of:                                   /s/ Geo. W. Dillman
/s/ K. E. Longfield                                   --------------------------
--------------------------                            /s/ M.L. Horty
/s/ J. D. Frock                                       --------------------------
--------------------------
/s/ M. C. Kelly
--------------------------

STATE OF DELAWARE

COUNTY OF NEWCASTLE

     BE IT REMEMBERED that on this SIXTH day of March, A.D. 1916, personally appeared before me, George Dare Hopkins, a notary public for the State of Delaware, F.D. Buck, Geo. W. Dillman and, M.L.
Horty..................................... the parties named in the foregoing
Certificate of Incorporation, known to me personally to be such, and [illegible] acknowledged the said Certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

     Given under my hand and seal of office the day and year aforesaid.


                                         /s/ George Dare Hopkins
                                         -------------------------
                                             Notary Public

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                              BEAVER COAL COMPANY.


     BEAVER COAL COMPANY, for the purpose of amending its charter or certificate of incorporation, in accordance with the statutes of the State of Delaware, in such cases made and provided.

                              DOTH HEREBY CERTIFY:

     1.  That it is a corporation created by and existing under the laws of the State of Delaware.

     2.  That the principal office and place of business of said Company in the State of Delaware is located in the City of Wilmington, County of New

Castle. The agent in charge thereof is the DELAWARE CHARTER GUARANTEE & TRUST

COMPANY, No. 344 du Pont Building, 7 West 10th Street.

     3. That the Board of Directors of the said Company at a meeting duly called and held on the 20th day of April, A.D. 1916. DID RESOLVE AND DECLARE it to be

advisable

          THAT the name of this Company should be changed to BEAVER DAM COAL

COMPANY.

     And THAT the charter or certificate of incorporation be so amended that the following be and constitute paragraph 1 of said charter or certificate of incorporation, viz.:

           "1. The name of the corporation is BEAVER DAM COAL COMPANY."

     4. That the said Board of Directors at said meeting did call a meeting of the stockholders of said Company to be held at the Company's office in the City of Louisville, Kentucky, on the 8th day of May, A. D. 1916, at three o'clock in the afternoon, for the consideration
sideration of the above resolution.

     5. THAT in accordance with said call a meeting of the stockholders of said company was duly held at the office of the Company, in the City of Louisville, on the 8th day of May A. D. 1916, at three O'clock in the afternoon.

     6. THAT at said meeting of the stockholders of said Company, a vote of the stockholders by ballot was taken for and against proposed amendment of Certificate of Incorporation of the said Company, said proposed amendment being to amend Paragraph 1 of said Certificate of Incorporation to read as follows:

          "1.  The name of the corporation is BEAVER DAM COAL COMPANY."

     7. THAT said vote was conducted by two judges appointed for that purpose by the said meeting.

     8. THAT upon completion of the vote, said judges counted and ascertained the number of shares voted respectively for and against said amendment and declared that the persons holding a majority of the stock of said corporation had voted for the proposed amendment.

     9. THAT said Judges made out certificates accordingly in duplicate, stating the number of shares of stock voted for and against the amendment respectively, and subscribed and delivered the same to the Secretary of the Corporation, one of which said duplicate certificates is hereto attached.

     10. THAT it appeared by said certificate of said Judges that the persons holding a majority of the stock of said corporation had voted in favor of the amendment.

     IN WITNESS THEREOF, said Corporation has caused this Certificate to be made and executed under the hands of its President and Secretary and its corporate seal to be hereto affixed this 8th day of May, A.D. One Thousand Nine Hundred and Sixteen.

     AND WE DO HEREBY DECLARE That a majority of the stock of said corporation has voted for the proposed amendment.

     WITNESS our hands this 8th day of May, A.D. 1916.


                                        /s/ F. M. Sackett + M. Durrin
                                        ----------------------------------------


                                        /s/  J. P. Barnard
                                        ----------------------------------------
                                                     Judges


                                        /s/ I. P. Barnard

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       of

                            BEAVER DAM COAL COMPANY


     Beaver Dam Coal Company, for the purpose of amending its charter or certificate of incorporation, under and pursuant to the provisions of an act of the legislature of the State of Delaware entitled "An Act providing a general corporation law" (approved March 10, 1899), and the acts amendatory thereof and supplemental thereto, doth hereby certify as follows;

     1. That it is a corporation created by and existing under the laws of the State of Delaware,

     2. That the principal office and place of business of said Company in the State of Delaware is located in the City of Wilmington, County of New Castle. The agent in charge thereof is the Delaware Charter Guarantee & Trust Company, 901 Market Street, Wilmington, Delaware.

     3. That the Board of Directors of the said Company at a meeting duly called and held on the 7th day of December, 1921, did resolve and declare it to be advisable that the capital stock of this Company should be increased from Two Hundred Thousand Dollars ($200,000) to One Million Two Hundred Thousand Dollars ($1,200,000), and that the charter or certificate of incorporation be so amended that the following be and constitute paragraph 4 of said charter or certificate of incorporation, viz.:

          "4. The amount of the total authorized capital stock of the corporation is One Million Two Hundred Thousand Dollars ($1,200,000) divided into twelve thousand (12,000) shares of the par value of One Hundred Dollars ($100) each, all of which is to be common stock."

     4. That the said Board of Directors at said meeting did call a meeting of the stockholders of said Company to be held at the Company's office in the City of Louisville, Kentucky, on the 8th day of December, 1921, at three o'clock in the afternoon, for the purpose of the consideration of the above resolution.

     5. That in accordance with said call a meeting of the stockholders of said Company was duly held at the office of the Company, in the City of Louisville, on the 8th day of December, 1921, at three o'clock in the afternoon.

     6. That at said meeting of the stockholders of said Company a vote of the stockholders by ballot was taken for and against a proposed amendment of Certificate of Incorporation of the said Company, said proposed amendment being to amend paragraph 4 of said Certificate of Incorporation to read as follows:

          "4. The amount of the total authorized capital stock of the corporation is One Million Two Hundred Thousand Dollars ($1,200,000) divided into twelve thousand (12,000) shares of the par value of One Hundred Dollars ($100) each, all of which is to be common stock."

     7. That said vote was conducted by two judges appointed for that purpose by the said meeting.

     8. That upon completion of the vote, said judges counted and ascertained the number of shares voted respectively for and against said amendment and declared that the persons holding a majority of the stock of said corporation had voted for the proposed amendment.

     9. That said judges made out certificates accordingly in duplicate, stating the number of shares of stock voted for and against the amendment respectively, and subscribed and delivered the same to the Secretary of the Corporation, one of which said duplicate certificates is hereto attached.

     10. That it appeared by said certificate of said judges that the persons holding a majority of the stock of said corporation had voted in favor of the amendment.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be made and executed under the hands of its President and Secretary and its corporate seal to be hereto affixed this 8th day of December, A. D. 1921.


                                        BEAVER DAM COAL COMPANY,

  [Notary Public Seal]
                                           By /s/ W. S. Speed
                                              ----------------
                                                    President.

Attest:

/s/ I. P. Barnard
----------------------
Assistant Secretary.


STATE OF KENTUCKY   )
                    ) ss.1
County of Jefferson )


     BE IT REMEMBERED that on this 8th day of December, A. D. 1921, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared W. S. Speed President of Beaver Dam Coal Company, the corporation mentioned in and which executed the foregoing certificate, known to me personally to be such, and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, and that the seal thereto affixed was the common and corporate seal of said corporation, duly affixed by its authority, and that his act of executing, acknowledging and delivering this certificate was duly authorized by resolution of the Board of Directors of the said Company.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year in this certificate above written. My commission expires Feby. 25, 1922.




  [Notary Public Seal]                       /s/ Henry S. Gray
                                             ------------------------
                                             N.P., Jefferson Co., Ky.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BEAVER DAM COAL COMPANY

                                ---------------



                               RECEIVED AND FILED

                               DEC 22 1921 / P.M.

                                  A.R. Benson

                               SECRETARY OF STATE




                          CORPORATION SERVICE COMPANY

                    EQUITABLE BUILDING  WILMINGTON, DELAWARE

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       of

                            BEAVER DAM COAL COMPANY.

     Beaver Dam Coal Company, for the purpose of amending its charter or certificate of incorporation, under and pursuant to the provisions of an act of the legislature of the State of Delaware entitled "An Act providing a general corporation law" (approved March 10, 1899), and the acts amendatory thereof and supplemental thereto, doth hereby certify as follows:

     1. That it is a corporation created by and existing under the laws of the State of Delaware.

     2. That the principal office and place of business of said Company in the State of Delaware is located in the City of Wilmington, County of New Castle. The agent in charge thereof is the Delaware Charter Guarantee and Trust Company, 901 Market Street, Wilmington, Delaware.

     3. That the Board of Directors of the said Company at a meeting duly called and held on the 7th day of December, 1921, did resolve and declare it to be advisable that the capital stock of this Company should be increased from Two Hundred Thousand Dollars ($200,000) to One Million Two Hundred Thousand Dollars ($1,200,000), and that the charter or certificate of incorporation be so amended that the following be and constitute paragraph 4 of said charter or certificate of incorporation, viz.:

            "4.   The amount of the total authorized capital stock of the
      corporation is One Million Two Hundred Thousand Dollars ($1,200,000) divided into twelve thousand (12,000) shares of the par value of One Hundred Dollars ($100) each, all of which is to be common stock."

     4. That the said Board of Directors at said meeting did call a meeting of the stockholders of said Company to be held at the Company's office in the City of Louisville, Kentucky, on the 8th day of December, 1921, at three o'clock in the afternoon, for the purpose of the consideration of the above resolution.

      5. That in accordance with said call a meeting of the stockholders of said Company was duly held at the office of the Company, in the City of Louisville, on the 8th day of December, 1921, at three o'clock in the afternoon.

      6. That at said meeting of the stockholders of said Company a vote of the stockholders by ballot was taken for and against a proposed amendment of Certificate of Incorporation of the said Company, said proposed amendment being to amend paragraph 4 of said Certificate of Incorporation to read as follows:

            "4. The amount of the total authorized capital stock of the corporation is One Million Two Hundred Thousand Dollars (1,200,000) divided into twelve thousand (12,000) shares of the par value of One Hundred Dollars ($100) each, all of which is to be common stock."

      7. That said vote was conducted by two judges appointed for that purpose by the said meeting.

      8. That upon completion of the vote, said judges counted and ascertained the number of shares voted respectively for and against said amendment and declared that the persons holding a majority of the stock of said corporation had voted for the proposed amendment.

      9. That said judges made out certificates accordingly in duplicate, stating the number of shares of stock voted for and against the amendment respectively, and subscribed and delivered the same to the Secretary of the Corporation, one of which said duplicate certificates is hereto attached.

2.

     10. That it appeared by said certificate of said judges that the persons holding a majority of the stock of said corporation had voted in favor of the amendment.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be made and executed under the hands of its President and Secretary and its corporate seal to be hereto affixed this 8th day of December, A. D. 1921.


                                        BEAVER DAM COAL COMPANY,


[SEAL]
                                        By   W.S. Speed
                                            -----------------------------------
                                                                 President.


Attest:


I.P. Barnard
-----------------------------------
          Secretary.


STATE OF KENTUCKY   )
                    )  ss.:
County of Jefferson )

          BE IT REMEMBERED that on this 8th day of December, A. D. 1921, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared W.S. Speed, President of Beaver Dam Coal Company, the corporation mentioned in and which executed the foregoing certificate, known to me personally to be such, and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, and that the seal thereto affixed was the common and corporate seal of said corporation, duly affixed by its authority, and that his act of executing, acknowledging and delivering this certificate was duly authorized by resolution of the Board of Directors of the said Company.

          IN WITNESS WHEREOF I have hereunto set my hand and


3.

affixed my official seal the day and year in this certificate above written.


                              My commission expires Feby. 25, 1929
     [SEAL
     NOTARY                   /s/ Henry S. Gray
     PUBLIC                   ----------------------------------
JEFFERSON CO. KY.]            N.P., Jefferson Co., Ky.

                                     519-12



                         CERTIFICATE OF CHANGE OF AGENT

                                       OF

                              BEAVER DAM COAL CO.


                                RECEIVED & FILED

                              MAY 26, 1958  10 A.M.

                              /s/ John N. McDowell

                               SECRETARY OF STATE

                         CERTIFICATE OF CHANGE OF AGENT

                                      AND

                                PRINCIPAL OFFICE

                                   * * * * *

     At a meeting of the Board of Directors of BEAVER DAM COAL COMPANY, held on the 19th day of May A. D. 1958, the following resolution was duly adopted:

          RESOLVED, that the principal office of BEAVER DAM COAL COMPANY in the State of Delaware be and it hereby is changed from 900 Market Street, in the City of Wilmington, County of New Castle, to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of Delaware Charter Guarantee & Trust Company as resident agent of this corporation be and the same is hereby withdrawn, and The Corporation Trust Company, a corporation of the State of Delaware, located at No. 100 West Tenth Street, Wilmington, New Castle County, Delaware, shall be and is hereby constituted and appointed the resident agent of this corporation in charge of its principal office.


      [CORPORATE
         SEAL                           /s/ Berry V. Stoll
BEAVER DAM COAL COMPANY]                -----------------------------
                                                 President


                                        /s/ C.C. Watts
                                        -----------------------------
                                                 Secretary

                                     19-12



                            CERTIFICATE OF AMENDMENT

                                       OF

                            BEAVER DAM COAL COMPANY


RECEIVED & FILED

MAY 26 1958 - 10 AM

John N. McDowell
Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BEAVER DAM COAL COMPANY

                                 *************

          BEAVER DAM COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Beaver
     Dam Coal Company, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

             "RESOLVED, That Article 3 of the Corporation's
          Certificate of Incorporation be amended to read as a whole as follows:

             "3. The business, objects and purposes proposed to be transacted, promoted and carried on by the said corporation, and to do any or all of the acts and things herein set forth, to the same extent as natural persons might or could do, viz:

             "(a) To purchase, take on lease, or otherwise acquire, any mines, mining rights and metalliferous land in any State or Territory of the United States, or elsewhere, and any interest therein, and to explore, work, exercise, develop and turn to account the same.

             "(b) To acquire by purchase, lease, or otherwise, to own, hold and maintain, and to mortgage, pledge, lease, sell or otherwise dispose of oil lands, leases, royalties, and permits, lands and real estate of all kinds and the oil, gas and mineral rights and interests in lands; to produce therefrom oil, gas and other volatile or mineral substances, and to develop, operate, dispose of or in any way use the said lease, royalties, permits, lands, and the oil, gas and mineral rights and interests therein to develop such lands, leases, rights and interests by and to enter into, acquire, carry out and execute contracts for drilling wells and installation of machinery and appliances, and to dispose of the products therefrom.

     "(c) To crush, win, get, quarry, smelt, calcine, refine, dress, amalgamate, manipulate and prepare for market, ore, metal, clay, coal and mineral substances of all kinds, and to carry on any other metallurgical operations which may seem conducive to any of the Company's objects.

     "(d) To buy, sell, manufacture and deal in coal, minerals, plant, machinery, implements, conveniences, provisions, and things capable of being used in connection with mining or metallurgical operations, or required by workmen and others employed by the Company.

     "(e) To construct, carry out, maintain, improve, manage, work, control and superintend any roads, ways, tramways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, saw-mills, crushing works, hydraulic works, electrical works, factories, ware-houses, and other works and conveniences which may seem directly or indirectly conducive to any of the objects of the company, and to contribute to, subsidize, or otherwise aid or take part in any such operations. (Said railways to be without the State of Delaware.)

     "(f) To manufacture, purchase or otherwise acquire, to hold, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, merchandise and personal property of every class and description, to acquire by purchase, lease or otherwise, and to deal in, hold, own, mortgage, pledge, sell, lease, transfer or otherwise dispose of real property of every class and description, either within the State of Delaware or elsewhere in the United States, or any other country.

     "(g) To acquire the good will, rights and property and undertake the whole or any part of the assets and liabilities of any person, firm, association, or corporation, and to pay for the same in cash, stocks, bonds of this corporation, or otherwise.

     "(h) To enter into, make, perform and carry out contracts of every kind without limit as to amount, with any person, firm, association or corporation.

     "(i) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments.

     "(j) To make and execute a corporate mortgage or mortgages upon any part or upon all the property, real, personal and mixed, rights, credits and franchise of said corporation, including its franchise to be a corporation, and to make and issue corporate bonds accompanying the said mortgage and secured thereby, in such manner, for such sums, and payable and redeemable at such time as said corporation may determine.

             "(k) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidence of indebtedness created by any country, state or political subdivision thereof, or by any other corporation or corporations of the State of Delaware, or of any other State, Country, Nation or Government, and while owner of said stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to guarantee, purchase, own, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of its own bonds, debentures, securities and evidences of indebtedness.

             "(l) To acquire, own, sell or dispose of choses in action.

             "(m) To carry on all or any of its operations and business without restriction or limit as to amount, and in any State or Territory of the United States, or in any other country.

             "(n) To do generally any act or thing which may be calculated to advance the interests of the company.

             "(o) To have one or more offices without the State of Delaware, and also to have one or more offices within the State of Delaware, as the Company may from time to time determine.

             "The foregoing clauses shall be construed both as objects and powers, it being expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

             "IN GENERAL to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the Act hereinabove referred to."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Beaver Dam Coal Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Berry V. Stoll, its President, and C. C. Watts, its Secretary, this 19th day of May, 1958.

                                          BEAVER DAM COAL COMPANY

                                          By /s/ BERRY V. STOLL
                                             ----------------------
                                                   President

                                          By /s/ C. C. WATTS
                                             ----------------------
                                                   Secretary

(CORPORATE SEAL)

STATE OF KENTUCKY  )
                     SS:
COUNTY OF JEFFERSON)

      BE IT REMEMBERED that on this 19th day of May, A.D. 1958, personally came before me, a Notary Public in and for the County and State aforesaid, Berry V. Stoll, President of Beaver Damn Coal Company, a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate, known to me personally to be such, and he, the said Berry V. Stoll, as such President, duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation; that the signatures of the said President and of the Secretary of said Corporation to said foregoing Certificate are in the handwriting of the said President and Secretary of said Corporation respectively, and that the seal affixed to said Certificate is the common or corporate seal of said Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

      My commission expires: 4-23-60
                             -------

                                           /s/ Gordon C. Cook
(NOTARY SEAL)                              ------------------------------------
                                           Notary Public, Jefferson County, Ky.

                            CERTIFICATE OF AMENDMENT

                                       OF

                            BEAVER DAM COAL COMPANY






RECEIVED & FILED

MAY 25, 1959   10am

George J. Schulz
SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BEAVER DAM COAL COMPANY


                                 *************

      BEAVER DAM COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That at a meeting of the Board of Directors of Beaver Dam Coal Company, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      "RESOLVED, That the Corporation's Certificate of Incorporation as amended be amended by adding a new Paragraph 11, which Paragraph 11 shall read as a whole as follows:

      "11. No holder of any of the shares of the capital stock of the Corporation shall have any pre-emptive rights to purchase or to subscribe or to have offered to him for purchase any shares or other securities of the Corporation, but any such shares or other securities of the Corporation may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms or corporations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Beaver Dam Coal Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Berry
V. Stoll, its President, and C. C. Watts, its Secretary, this 18th day of May, 1959.

[CORPORATE SEAL 1916
BEAVER DAM COAL COMPANY]

                                        BEAVER DAM COAL COMPANY

                                        By   /s/ Berry V. Stoll
                                           ----------------------
                                                President



                                        By   /s/ C. C. Watts
                                           ----------------------
                                                Secretary




STATE OF KENTUCKY:   )
                     ) SS:
COUNTY OF JEFFERSON: )

          BE IT REMEMBERED that on this 18th day of May, A.D. 1959, personally came before me, a Notary Public, in and for the County and State aforesaid, Berry V. Stoll, President of Beaver Dam Coal Company, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Berry V. Stoll, as such President, duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation; that the signatures of the said President and of the Secretary of said Corporation to said foregoing Certificate are in the handwriting of said President and Secretary of said corporation respectively, and that the seal affixed to said Certificate is the common or corporate seal of said Corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

          My Commission expires:     4-23-60
                                 ------------------------------------


[NOTARY PUBLIC                   Gordon C. Cook
 SEAL]                           ------------------------------------
                                 Notary Public, Jefferson County, Ky.

                                                                           FILED
                                                                     SEP 18 1987

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


BEAVER DAM COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Beaver Dam Coal Company of March 17, 1987 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling an Annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding an Article thereof numbered "11" so that, as approved said Article shall be and read as follows:

     "See copy attached"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Beaver Dam Coal Company has caused this certificate to be signed by Gene P. Gardner, its Chairman of the Board, and Charles G. Middleton III, its Secretary, this 4th day of August, 1987.



                                      BY: /s/ Gene P. Gardner
                                         ---------------------------------------
                                          Gene P. Gardner, Chairman of the Board



                                  ATTEST: /s/ Charles G. Middleton III
                                         ---------------------------------------
                                                    Secretary
                                            Charles G. Middleton III

ARTICLE 11: A Director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 11 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

Any repeal or modification of this Article 11 shall not increase the personal liability of any Director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The provisions of this Article 11 shall not be deemed to limit or preclude indemnification of a Director by the corporation for any liability of a Director which has not been eliminated by the provisions of this Article 11.